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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4) of DataWorks Corporation of our report dated April 5, 1996, relating to the financial statements of DCD Corporation, appearing on page F-3 of the DataWorks Corporation Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report dated April 5, 1996, relating to the financial statements of DCD Corporation, appearing on page F-3 of the DataWorks Corporation Current Report on Form 8-K dated February 3, 1998.


                                        /s/ PRICE WATERHOUSE LLP


Price Waterhouse LLP
Minneapolis, Minnesota
February 11, 1998